UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2004

SANTARUS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50651	33-0734433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 314-5700

     This Current Report on Form 8-K is filed by Santarus, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5. Other Events.

     On June 24, 2004, the Company announced that it had filed a Registration Statement on Form S-1 with the Securities and Exchange Commission relating to a proposed underwritten follow-on public offering of shares of its common stock. A copy of the related press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 24, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2004	SANTARUS, INC.
	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 24, 2004